Exhibit 107

Calculation of Filing Fee Table

Form S-8

(Form Type)

Core Scientific, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Common Stock, $0.0001 par value per share, Core Scientific, Inc. 2021 Equity Incentive Plan	Other(2)	45,000,000(8)(9)	$7.52(2)	$338,175,000.00	$0.0000927	$31,348.82(16)

Equity	Common Stock, $0.0001 par value per share, Core Scientific, Inc. 2021 Employee Stock Purchase Plan	Other(3)	1,000,000(10)(11)	$6.39(3)	$6,387,750.00	$0.0000927	$592.14(16)

Equity	Common Stock, $0.0001 par value per share, Mineco Holdings, Inc. 2018 Omnibus Incentive Plan (options)	Other(4)	24,610,343(12)	$9.57(4)	$235,520,982.51	$0.0000927	$21,832.80(16)

Equity	Common Stock, $0.0001 par value per share, Mineco Holdings, Inc. 2018 Omnibus Incentive Plan (RSUs)	Other(5)	90,350,332(13)	$7.52(5)	$678,982,744.98	$0.0000927	$62,941.70(16)

Equity	Common Stock, $0.0001 par value per share, Blockcap, Inc. Equity Incentive Plan (options)	Other(6)	6,829,395(14)	$6.53(6)	$44,595,949.35	$0.0000927	$4,134.04(16)

Equity	Common Stock, $0.0001 par value per share, Amended and Restated Radar Relay, Inc. 2018 Equity Incentive Plan (options)	Other(7)	502,108(15)	$1.20(7)	$602,529.60	$0.0000927	$55.85(16)

Total Offering Amounts					$1,304,264,956.44		—

Total Fees Previously Paid							—

Total Fee Offsets							—

Net Fee Due							$120,905.36

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of additional shares of common stock of the Registrant (“Common Stock”) that may be issued to adjust the number of shares issued pursuant to the Core Scientific, Inc. 2021 Equity Incentive Plan (the “2021 Plan”), the Core Scientific, Inc. 2021 Employee Stock Purchase Plan (the “2021 ESPP”), the Mineco Holdings, Inc. 2018 Omnibus Incentive Plan (the “2018 Plan”), the Blockcap Inc. Equity Incentive Plan (the “Blockcap Plan”) and the Amended and Restated Radar Relay, Inc. 2018 Equity Incentive Plan (the “Radar Plan”) by reason of any stock dividend, stock split, recapitalization or any other similar transaction which results in an increase in the number of shares of the Registrant’s outstanding Common Stock.

(2)

Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and (h) of the Securities Act based on the average of the high and low prices of the Registrant’s Common Stock as reported on the Nasdaq Stock Market on April 18, 2022, which date is within five business days prior to the filing of this Registration Statement.

(3)

Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and (h) of the Securities Act based on the average of the high and low prices of the Registrant’s Common Stock as reported on the Nasdaq Stock Market on April 18, 2022, which date is within five business days prior to the filing of this Registration Statement, multiplied by 85%, which is the percentage of the trading price per share applicable to purchasers under the 2021 ESPP.

(4)

Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(h) of the Securities Act solely for the purpose of calculating the registration fee on the basis of the weighted-average exercise prices of stock option awards outstanding under the 2018 Plan as of the date of this Registration Statement.

(5)

Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and (h) of the Securities Act based on the average of the high and low prices of the Registrant’s Common Stock as reported on the Nasdaq Stock Market on April 18, 2022, which date is within five business days prior to the filing of this Registration Statement.

(6)

Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(h) of the Securities Act solely for the purpose of calculating the registration fee on the basis of the weighted-average exercise prices of stock option awards outstanding under the Blockcap Plan as of the date of this Registration Statement.

(7)

Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(h) of the Securities Act solely for the purpose of calculating the registration fee on the basis of the weighted-average exercise prices of stock option awards outstanding under the Radar Plan as of the date of this Registration Statement.

(8)

Represents 45,000,000 shares of Common Stock reserved for issuance pursuant to future awards under the 2021 Plan. To the extent that any awards outstanding under the 2021 Plan are forfeited, are cancelled, are held back upon exercise or settlement of an award to cover any exercise price, as applicable, or tax withholding, are reacquired by the Registrant prior to vesting, are satisfied without the issuance of stock or are otherwise terminated (other than by exercise) subsequent to the date of this Registration Statement, the shares reserved for issuance pursuant to such awards will become available for issuance as shares of Common Stock under the 2021 Plan.

(9)

The number of shares reserved for issuance under the 2021 Plan will automatically increase on January 1st of each year for a period of nine years commencing on January 1, 2023 and ending on (and including) January 1, 2032, in an amount equal to 4% of the total number of shares of Common Stock outstanding on December 31 of the preceding year; provided, however, that the board of directors of the Registrant (the “Board”) may act prior to January 1st of a given year to provide that the increase for such year will be a lesser number of shares of Common Stock. This explanation is provided for informational purposes only. The issuance of such shares is not being registered on this Registration Statement.

(10)	Represents 1,000,000 shares of Common Stock reserved for future issuances under the 2021 ESPP.
(11)

The number of shares reserved for issuance under the 2021 ESPP will automatically increase on January 1st of each year for a period of ten years commencing on January 1, 2023 and ending on (and including) January 1, 2032, in an amount equal to the lesser of (i) 1% of the total number of shares of Common Stock outstanding on December 31st of the preceding calendar year, and (ii) 1,000,000 shares of Common Stock. Notwithstanding the foregoing, the Board may act prior to the first day of any calendar year to provide that there will be no January 1st increase in the share reserve for such calendar year or that the increase in the share reserve for such calendar year will be a lesser number of shares of Common Stock than would otherwise occur pursuant to the preceding sentence. This explanation is provided for informational purposes only. The issuance of such shares is not being registered on this Registration Statement.

(12)

Represents 24,610,343 shares of Common Stock underlying stock option awards previously granted and outstanding under the 2018 Plan, as assumed by the Registrant on January 19, 2022 pursuant to the Agreement and Plan of Reorganization and Merger, dated as of July 20, 2021, as amended on October 1, 2021, and as further amended on December 29, 2021, by and among Power & Digital Infrastructure Acquisition Corp., the predecessor Registrant (“XPDI”), Core Scientific Holding Co., a Delaware corporation (“Legacy Core”), and XPDI Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of XPDI (the “Business Combination Agreement”).

(13)

Represents 90,350,332 shares of Common Stock underlying restricted stock unit awards previously granted and outstanding under the 2018 Plan, as assumed by the Registrant on January 19, 2022 pursuant to the Business Combination Agreement.

(14)

Represents 6,829,395 shares of Common Stock underlying restricted stock unit awards previously granted and outstanding under the Blockcap Plan, as assumed by the Registrant on January 19, 2022 pursuant to the Business Combination Agreement.

(15)

Represents 502,108 shares of Common Stock underlying stock option awards previously granted and outstanding under the Radar Plan, as assumed by the Registrant on January 19, 2022 pursuant to the Business Combination Agreement.

(16)	Calculated pursuant to Rule 457 of the Securities Act by calculating the product of (i) the proposed maximum aggregate offering price and (ii) 0.0000927.